UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2011

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311
Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 3, 2011, Mines Management, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”) pursuant to which the Company agreed to issue and sell, and the Underwriter agreed to purchase, an aggregate of 4,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Offering”).  The public offering price is $3.15 per Share. The Underwriter will receive discounts and commissions of $0.1575 per Share and a corporate financing fee of $0.0315 per Share.  The Company expects to receive gross proceeds of approximately $15.1 million from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and net proceeds, after deducting such discounts and expenses, of approximately $13.8 million.  Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase an additional 720,000 Shares to cover over-allotments, if any.

The issuance and sale of the Shares has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-162555), as amended, of the Company, that became effective on October 27, 2009. Closing of the issuance and sale of the Shares is scheduled for March 8, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of those liabilities. Furthermore, the Company and its officers and directors have agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Underwriter.  This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.  The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 3, 2011, between Mines Management, Inc. and Roth Capital Partners, LLC.

99.1	Press Release dated March 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 2011

Mines Management, Inc.

By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 3, 2011, between Mines Management, Inc. and Roth Capital Partners, LLC.
99.1	Press Release dated March 3, 2011.